UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Lazard Active ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza

New York, New York 10112

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, par value per share of $0.001, of:
Lazard Listed Infrastructure ETF	NYSE Arca, Inc.	39-2915143

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-285466

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Lazard Active ETF Trust (the “Registrant”) previously filed a Registration Statement on Form 8-A on August 7, 2025 (the “Prior Form 8-A”) with the U.S. Securities and Exchange Commission (the “Commission”) with respect to Lazard Global Infrastructure ETF, a series of the Registrant. This Amendment No. 1 to the Prior Form 8-A is being filed by the Registrant in connection with a change to the name and investment strategy of Lazard Global Infrastructure ETF. Effective October 6, 2025, Lazard Global Infrastructure ETF will be known as “Lazard Listed Infrastructure ETF.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value of $0.001 per share, of Lazard Listed Infrastructure ETF, a series of the Registrant to be registered hereunder, is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-285466; 811-24041) filed on August 4, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. In addition, the above-referenced description included in any supplement relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1.	The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on January 15, 2025.

2.	The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000912), as filed with the Securities and Exchange Commission on March 10, 2025.

3.	The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on January 15, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 30th day of September, 2025.

LAZARD ACTIVE ETF TRUST

By:	/s/ Robert Spiro
Name:	Robert Spiro
Title:	Assistant Secretary